Exhibit 99
INDEPENDENT AUDITORS' REPORT TO THE DIRECTORS OF DO GROUP, INC.


                  REPORT OF INDEPENDENT AUDITORS


Board of Directors
DO Group, Inc.
Elkhart, Indiana

We have audited the consolidated balance sheets of DO Group, Inc. and Subsidiary as of March 31, 2000 and 1999, and the related consolidated statements of income and accumulated deficit and cash flows for the years then ended (which do not appear herein). Those financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DO Group, Inc. and Subsidiary as of March 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Crowe, Chizek and Company LLP
Elkhart, Indiana
June 23, 2000